UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 12, 2010
CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 12, 2010, Leroy M. Ball, Senior Vice President and Chief Financial Officer of Calgon Carbon Corporation (the “Company”), resigned his position as Chief Financial Officer, effective immediately. To allow for an appropriate transition, Mr. Ball has indicated to us that he will remain with the Company as Senior Vice President through August 31, 2010. On the same date, Stevan R. Schott, 47, was appointed Vice President and Chief Financial Officer of the Company as Mr. Ball’s successor.
Mr. Schott has served as Vice President, Finance of the Company since February 2008, with responsibility for the Company’s U.S. and Asia accounting, tax, treasury, planning, and risk management functions, as well as all external financial reporting. From July 2007 until February 2008, Mr. Schott served as Executive Director, Finance for the Company. Prior to joining the Company, Mr. Schott was employed by Duquesne Light Holdings, Inc. (“Duquesne”), a conglomerate whose primary business was electric energy. From September 2005 until March 2007, Mr. Schott served as Duquesne’s Vice President, Finance. Prior thereto, from August 2003 to September 2005, Mr. Schott served as Duquesne’s Senior Vice President and Chief Financial Officer.
The Company’s press release with respect to this announcement is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
99.1	Press Release dated July 14, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)
Date: July 14, 2010	/s/ Richard D. Rose
(Signature)
Richard D. Rose Vice President, General Counsel and Secretary